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                                                                    Exhibit 23.8
                        Consent of Independent Auditors

We consent to incorporation herein by reference of our report dated March 31, 2000, relating to the balance sheet of HighWind Software, Inc. as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the year then ended, which report appears in the registration statement (No. 333-44926) on Form S-4 of Phone.com, Inc.

                         /s/ KPMG LLP
                         KPMG LLP

Boulder, Colorado
November 16, 2000